Exhibit 99.1

Cash America Reports Third Quarter Results and Declares Dividend

FORT WORTH, Texas--(BUSINESS WIRE)--October 23, 2008--Cash America International, Inc. (NYSE: CSH) announced today that net income for the third quarter of 2008 was $18,925,000 (63 cents per share) after incurring a variety of one time and unusual items during the quarter which lowered reported net income. The third quarter 2008 net income was reduced by $2.0 million in non-recurring costs related to the Company’s contribution to support the cash advance industry’s efforts in an election referendum in Ohio and a ballot initiative in Arizona plus nearly $1.0 million in lost revenue due to the interruption of normal store activities as a result of Hurricane Ike. These two events combined reduced earnings per share by approximately 9 cents in the third quarter of 2008 leading to 63 cents per share in reported earnings rather than 72 cents per share.

The Company’s reported net income for the third quarter of 2008 of $18,925,000 was up 14% compared to $16,560,000 (55 cents per share) during the same period in 2007, which excludes a pre-tax gain of $6.3 million (13 cents per share after taxes) from the Company’s sale of its notes receivable and related minority ownership position in an overseas pawn lending business, Svensk Pantbelåning. Including the gain in the third quarter of 2007, the Company reported net income of $20,616,000 (68 cents per share).

Total revenue increased 9% during the third quarter 2008 to $252.2 million, up from $231.5 million during the same period in 2007. Contributing to the rise in total revenue was a 14% increase in total fees and service charges from pawn loans and an increase of 15% in the proceeds from the sale of merchandise during the quarter. Consolidated income from operations rose 18% to $36.2 million on the strength of the gains in total revenue and from lower losses on cash advance loans. Loan losses as a percent of cash advance fees decreased to 42.5% in the third quarter of 2008 compared to 45.7% in the third quarter of 2007.

For the first nine months of fiscal year 2008, Cash America produced a 32% increase in net income to $64,873,000 ($2.16 per share) compared to $49,003,000 ($1.61 per share) excluding one-time gains in 2007. Total revenue increased 12% to $751.1 million for the nine-month period ended September 30, 2008 from $668.3 million for the same period in 2007 and operating income increased 33% to $116,557,000 for the same year-over-year periods.

Commenting on the results for the third quarter, Daniel R. Feehan, President and Chief Executive Officer said, “While earnings in the third quarter were reduced by non-recurring items, we are pleased with the growth in net income and the strong business metrics present in our business as we prepare for the fourth quarter. Pawn loan balances are up 16% year-over-year and merchandise levels are well suited for the next two quarters of traditionally heavy retail activity. Our online distribution platform for cash advances continues to grow at a steady rate offering capital solutions to our customers in need of short-term credit alternatives.”

Cash America will conduct a conference call to discuss its third quarter earnings Thursday, October 23, 2008 at 7:45 AM CDT. A live web cast of the call will be available on the Company’s corporate web site in the Investor Relations section (www.cashamerica.com). To listen to the live call, please go to the web site at least fifteen minutes early to register, download, and install any necessary audio software.

Additionally, the Company announced that the Board of Directors, at its regularly scheduled quarterly meeting, declared a $0.035 (3.5 cents) per share cash dividend on common stock outstanding. The dividend will be paid at the close of business on November 19, 2008 to shareholders of record on November 5, 2008.

Outlook for the Fourth Quarter of 2008 and 2009 Fiscal Year

Expectations for the remainder of fiscal 2008 will be impacted by earning asset levels based on customer demand for credit products and by customer demand for the sale of merchandise in pawn locations. The fourth quarter represents an important period of retail sales for the Company, and results will be affected by consumer sentiments during the period. In addition, the Company has deemphasized cash advance lending in the states of Pennsylvania and Minnesota as a result of expected regulatory changes in the economics of cash advance products in those states in early 2009 and late 2008, respectively. Cash America will incur additional expenses associated with the Ohio and Arizona election activities in the fourth quarter of 2008 and has adjusted its fourth quarter loan products for a negative result in the Ohio election. Based on its views and expectations related to the preceding factors management expects that the fourth quarter 2008 net income per share will be between 91 and 95 cents per share compared to 88 cents per share in the fourth quarter 2007. Therefore, management’s expectation for the full year 2008 earnings per share will be between $3.07 and $3.11 compared to $2.48 per share in fiscal 2007. The 2007 full year results exclude the pre-tax gain of $6.3 million (13 cents per share after taxes) in the third quarter 2007.

In addition, management is initiating its preliminary expectations for fiscal year 2009 with the perspective that certain markets for its cash advance product, specifically Pennsylvania, Minnesota, Florida and Ohio, which were all profitable in 2008 will either be unavailable, or will be available only at significantly reduced economics, in the coming year. Management believes that some of this decrease in cash advance fees will be offset by continued success in its pawn lending activities. Based on its current views of the coming year, management establishes its initial anticipated range of earnings per share of $3.35 to $3.55 for fiscal 2009. Management expects that the first two quarters of 2009 are likely to produce lower earnings per share than 2008 due to the anticipated absence of certain markets for its cash advance product and the expectation that the tax stimulus program distributions made in the second quarter of 2008 will not be repeated.

The preceding expectations of the Company’s potential earnings in the fourth quarter of 2008 and fiscal year 2009 do not include the Company’s announced intention to complete an acquisition of a large chain of pawn locations based in Mexico City.

Cash America International, Inc. is a provider of specialty financial services to individuals in the United States with 926 total locations. Cash America is the largest provider of secured non-recourse loans to individuals, commonly referred to as pawn loans, through 502 locations in 22 states under the brand names Cash America Pawn and SuperPawn. The Company also offers short-term cash advances in many of its locations including 290 locations that offer this service under the brand names Cash America Payday Advance and Cashland. Short-term cash advances are also offered over the Internet to customers in 33 states in the United States and in the United Kingdom at http://www.cashnetusa.com and http://www.quickquid.co.uk, respectively. In addition, check cashing services are provided through its 134 franchised and Company-owned “Mr. Payroll” check cashing centers.

For additional information regarding the Company and the services it provides, visit the Company’s websites located at:

http://www.cashamerica.com

http://www.cashlandloans.com

http://www.cashnetusa.com

http://www.quickquid.co.uk

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This release contains forward-looking statements about the business, financial condition and prospects of Cash America International, Inc. and its subsidiaries (the “Company”). The actual results of the Company could differ materially from those indicated by the forward-looking statements because of various risks and uncertainties including, without limitation, changes in demand for the Company's services, the actions of third parties who offer products and services at the Company’s locations, fluctuations in the price of gold, changes in competition, the ability of the Company to open new operating units in accordance with its plans, economic conditions, real estate market fluctuations, interest rate fluctuations, changes in foreign currency exchange rates, changes in the capital markets, changes in tax and other laws and governmental rules and regulations applicable to the Company's business, the ability to successfully integrate newly acquired businesses into the Company’s operations and other risks indicated in the Company's filings with the Securities and Exchange Commission. These risks and uncertainties are beyond the ability of the Company to control, nor can the Company predict, in many cases, all of the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. When used in this release, terms such as “believes,” “estimates,” “plans,” “expects,” “anticipates” and similar expressions as they relate to the Company or its management are intended to identify forward-looking statements. The Company disclaims any intention or obligation to update or revise any forward-looking statements to reflect events or circumstances occurring after the date of this release.

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES HIGHLIGHTS OF CONSOLIDATED RESULTS OF OPERATIONS (in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Consolidated Operations:
Total revenue	$252,150	$231,512	$751,063	$668,265
Net revenue	184,117	173,819	544,773	495,863
Total operating expenses	147,926	143,022	428,216	408,034

Income from operations	$36,191	$30,797	$116,557	$87,829

Income before income taxes	32,007	32,829	105,695	83,032

Net Income	$18,925	$20,616	$64,873	$53,059

Earnings per share:
Basic	$0.65	$0.70	$2.21	$1.78
Diluted	$0.63	$0.68	$2.16	$1.74

Weighted average shares:
Basic	29,266	29,535	29,321	29,745
Diluted	30,035	30,235	30,082	30,464

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (in thousands, except share data)

	September 30,		December 31,
	2008	2007	2007
	(Unaudited)
Assets

Current assets:
Cash and cash equivalents	$29,754	$26,412	$22,725
Pawn loans	158,226	136,722	137,319
Cash advances, net	87,034	82,785	88,148
Merchandise held for disposition, net	111,053	98,751	98,134
Finance and service charges receivable	29,658	25,528	26,963
Income taxes recoverable	1,306	-	-
Other receivables and prepaid expenses	13,658	15,349	16,292
Deferred tax assets	22,088	22,455	20,204
Total current assets	452,777	408,002	409,785

Property and equipment, net	181,524	147,813	161,676
Goodwill	420,840	283,554	306,221
Intangible assets, net	21,634	24,569	23,484
Other assets	3,501	3,017	3,478
Total assets	$1,080,276	$866,955	$904,644

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable and accrued expenses	$66,414	$61,484	$65,399
Accrued supplemental acquisition payment	69,499	43,300	22,000
Customer deposits	8,754	8,211	7,856
Income taxes currently payable	-	16	3,755
Current portion of long-term debt	8,500	12,786	8,500
Total current liabilities	153,167	125,797	107,510

Deferred tax liabilities	25,826	15,854	18,584
Other liabilities	2,202	1,621	1,671
Long-term debt	343,692	251,427	280,277
Total liabilities	524,887	394,699	408,042

Stockholders’ equity:
Common stock, $.10 par value per share, 80,000,000 shares authorized, 30,235,164 shares issued	3,024	3,024	3,024
Additional paid-in capital	163,678	162,837	163,581
Retained earnings	424,999	337,909	363,180
Accumulated other comprehensive (loss) income	(59)	(4)	16
Treasury shares, at cost (1,217,927 shares, 1,088,493 shares and 1,136,203 shares at September 30, 2008 and 2007, and December 31, 2007, respectively)	(36,253)	(31,510)	(33,199)
Total stockholders’ equity	555,389	472,256	496,602
Total liabilities and stockholders’ equity	$1,080,276	$866,955	$904,644

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF INCOME (in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
	(Unaudited)

Revenue
Finance and service charges	$46,977	$41,386	$133,788	$117,011
Proceeds from disposition of merchandise	105,517	91,366	330,189	277,342
Cash advance fees	96,301	95,417	274,610	260,880
Check cashing fees, royalties and other	3,355	3,343	12,476	13,032
Total Revenue	252,150	231,512	751,063	668,265

Cost of Revenue
Disposed merchandise	68,033	57,693	206,290	172,402
Net Revenue	184,117	173,819	544,773	495,863

Expenses
Operations	81,714	75,970	241,791	224,724
Cash advance loss provision	40,950	43,612	102,817	118,688
Administration	15,964	15,175	55,652	40,924
Depreciation and amortization	9,298	8,265	27,956	23,698
Total Expenses	147,926	143,022	428,216	408,034

Income from Operations	36,191	30,797	116,557	87,829
Interest expense	(4,292)	(4,378)	(11,005)	(12,119)
Interest income	113	145	220	999
Foreign currency transaction (loss) gain	(5)	5	(77)	63
Gain on sale of foreign notes	-	6,260	-	6,260
Income before Income Taxes	32,007	32,829	105,695	83,032
Provision for income taxes	13,082	12,213	40,822	29,973
Net Income	$18,925	$20,616	$64,873	$53,059

Earnings Per Share:
Basic	$0.65	$0.70	$2.21	$1.78
Diluted	$0.63	$0.68	$2.16	$1.74
Weighted average common shares outstanding:
Basic	29,266	29,535	29,321	29,745
Diluted	30,035	30,235	30,082	30,464

Dividends declared per common share	$0.035	$0.035	$0.105	$0.105

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES FINANCIAL AND OPERATING DATA ($ in thousands unless otherwise noted)

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2008		2007		2008		2007

PAWN LENDING OPERATIONS:
Pawn loans
Annualized yield on pawn loans	123.9%		121.4%		128.2%		124.1%
Total amount of pawn loans written and renewed	$161,225		$138,100		$442,553		$378,058
Average pawn loan balance outstanding	$150,792		$135,205		$139,363		$126,043
Average pawn loan balance per average location in operation	$310		$281		$287		$263
Ending pawn loan balance per location in operation	$325		$283		$325		$283
Average pawn loan amount at end of period (not in thousands)	$121		$109		$121		$109
Profit margin on disposition of merchandise as a percentage of proceeds from disposition of merchandise	35.5%		36.9%		37.5%		37.8%
Average annualized merchandise turnover	2.6	x	2.5	x	2.8	x	2.7	x
Average balance of merchandise held for disposition per average location in operation	$213		$192		$204		$182
Ending balance of merchandise held for disposition per location in operation	$228		$204		$228		$204

Pawnshop locations in operation –
Beginning of period, owned	487		480		485		475
Acquired	-		2		1		5
Start-ups	-		1		1		4
Combined or closed	-		-		-		(1)
End of period, owned	487		483		487		483
Franchise locations at end of period	15		12		15		12
Total pawnshop locations at end of period	502		495		502		495
Average number of owned pawnshop locations	487		482		486		479

Cash advances (b)
Pawn locations offering cash advances at end of period	432		429		432		429
Average number of pawn locations offering cash advances	432		427		431		425

Amount of cash advances written at pawn locations:
Funded by the Company	$15,100		$16,652		$43,229		$48,899
Funded by third-party lenders (a) (d)	35,534		49,634		111,309		141,510
Aggregate amount of cash advances written at pawn locations (a) (f)	$50,634		$66,286		$154,538		$190,409

Number of cash advances written at pawn locations (not in thousands):
By the Company	46,777		54,821		137,518		160,253
By third-party lenders (a) (d)	75,031		105,873		236,729		308,729
Aggregate number of cash advances written at pawn locations(a) (f)	121,808		160,694		374,247		468,982

Cash advance customer balances due at pawn locations (gross):
Owned by Company (c)	$7,096		$8,803		$7,096		$8,803
Owned by third-party lenders (a)(d)	6,594		9,179		6,594		9,179
Aggregate cash advance customer balances due at pawn locations (gross) (a)(f)	$13,690		$17,982		$13,690		$17,982

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES FINANCIAL AND OPERATING DATA (Continued) ($ in thousands unless otherwise noted)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007

CASH ADVANCE OPERATIONS (e):
Storefront operations:
Amount of cash advances written:
Funded by the Company	$146,504	$187,302	$449,571	$522,719
Funded by third-party lenders (a) (d)	21,600	30,212	71,585	84,884
Aggregate amount of cash advances written (a) (f)	$168,104	$217,514	$521,156	$607,603

Number of cash advances written (not in thousands):
By the Company	422,009	513,135	1,267,211	1,438,490
By third-party lenders (a) (d)	37,867	55,090	127,651	159,427
Aggregate number of cash advances written (a) (f)	459,876	568,225	1,394,862	1,597,917

Cash advance customer balances due (gross):
Owned by the Company (c)	$40,295	$51,316	$40,295	$51,316
Owned by third-party lenders (a) (d)	4,462	5,259	4,462	5,259
Aggregate cash advance customer balances due (gross) (a) (f)	$44,757	$56,575	$44,757	$56,575

Cash advance locations in operation (excluding online lending) –
Beginning of period	292	296	304	295
Start-ups	-	7	-	10
Combined or closed	(2)	(2)	(14)	(4)
End of period	290	301	290	301
Average number of cash advance locations	291	299	298	297

Internet lending operations:
Amount of cash advances written:
Funded by the Company	$202,706	$157,887	$551,222	$435,665
Funded by third-party lenders (a) (d)	113,997	96,096	327,725	251,880
Aggregate amount of cash advances written (a) (f)	$316,703	$253,983	$878,947	$687,545

Number of cash advances written (not in thousands):
By the Company	487,572	400,942	1,318,454	1,117,466
By third-party lenders (a) (d)	168,553	159,711	493,134	441,402
Aggregate number of cash advances written (a) (f)	656,125	560,653	1,811,588	1,558,868

Cash advance customer balances due (gross):
Owned by the Company (c)	$64,944	$53,591	$64,944	$53,591
Owned by third-party lenders (a) (d)	19,960	16,631	19,960	16,631
Aggregate cash advance customer balances due (gross) (a) (f)	$84,904	$70,222	$84,904	$70,222

Number of states with online lending at end of period	33	31	33	31
Number of foreign countries with online lending at end of period	1	1	1	1

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES FINANCIAL AND OPERATING DATA (Continued) ($ in thousands unless otherwise noted)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007

Combined Storefront and Internet lending operations:
Amount of cash advances written:
Funded by the Company	$349,210	$345,189	$1,000,793	$958,384
Funded by third-party lenders (a) (d)	135,597	126,308	399,310	336,764
Aggregate amount of cash advances written (a) (f)	$484,807	$471,497	$1,400,103	$1,295,148

Number of cash advances written (not in thousands):
By the Company	909,581	914,077	2,585,665	2,555,956
By third-party lenders (a) (d)	206,420	214,801	620,785	600,829
Aggregate number of cash advances written (a) (f)	1,116,001	1,128,878	3,206,450	3,156,785

Cash advance customer balances due (gross):
Owned by the Company (c)	$105,239	$104,907	$105,239	$104,907
Owned by third-party lenders (a) (d)	24,422	21,890	24,422	21,890
Aggregate cash advance customer balances due (gross) (a) (f)	$129,661	$126,797	$129,661	$126,797

CONSOLIDATED CASH ADVANCE PRODUCT SUMMARY (a) (b) (e):
Amount of cash advances written:
Funded by the Company	$364,310	$361,841	$1,044,022	$1,007,283
Funded by third-party lenders (a) (d)	171,131	175,942	510,619	478,274
Aggregate amount of cash advances written (a) (f)	$535,441	$537,783	$1,554,641	$1,485,557

Number of cash advances written (not in thousands):
By the Company	956,358	968,898	2,723,183	2,716,209
By third-party lenders (a) (d)	281,451	320,674	857,514	909,558
Aggregate number of cash advances written (a) (f)	1,237,809	1,289,572	3,580,697	3,625,767

Average amount per cash advance written (not in thousands):
By the Company	$381	$373	$383	$371
By third-party lenders (a) (d)	608	549	595	526
Aggregate average amount per cash advance (a) (f)	$433	$417	$434	$410

Cash advance customer balances due (gross):
Owned by the Company (c)	$112,335	$113,710	$112,335	$113,710
Owned by third-party lenders (a) (d)	31,016	31,069	31,016	31,069
Aggregate cash advance customer balances due (gross) (a) (f)	$143,351	$144,779	$143,351	$144,779

Total locations offering cash advances at end of period (excluding online lending)	722	730	722	730
Average total locations offering cash advances (excluding online lending)	723	726	729	722
Number of states with online lending at end of period	33	31	33	31
Number of foreign countries with online lending at end of period	1	1	1	1

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES FINANCIAL AND OPERATING DATA (Continued) ($ in thousands unless otherwise noted)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007

CHECK CASHING OPERATIONS (Mr. Payroll):
Centers in operation at end of year (not in thousands):
Company-owned locations	5	5	5	5
Franchised locations (a)	129	135	129	135
Combined centers in operations at end of year (a)	134	140	134	140

Revenue from Company-owned locations	$89	$106	$313	$379
Revenue from franchise royalties and other	689	713	2,323	2,438
Total revenue (c)	$778	$819	$2,636	$2,817

Face amount of checks cashed:
Company-owned locations	$7,106	$7,902	$22,322	$25,724
Franchised locations (a)	295,791	291,255	968,000	958,277
Combined face amount of checks cashed (a)	$302,897	$299,157	$990,322	$984,001

Fees collected from customers:
Company-owned locations	$89	$106	$313	$379
Franchised locations (a)	4,073	3,968	13,740	13,544
Combined fees collected from customers (a)	$4,162	$4,074	$14,053	$13,923

Fees as a percentage of checks cashed:
Company-owned locations	1.3%	1.3%	1.4%	1.5%
Franchised locations (a)	1.4	1.4	1.4	1.4
Combined fees as a percentage of checks cashed (a)	1.4%	1.4%	1.4%	1.4%

Average check cashed (not in thousands):
Company-owned locations	$400	$375	$405	$396
Franchised locations (a)	437	416	465	442
Combined average check cashed (a)	$437	$415	$463	$441

(a) Non-GAAP presentation. For informational purposes and to provide a greater understanding of the Company’s businesses. Management believes that information provided with this level of detail is meaningful and useful in understanding the activities and business metrics of the Company’s operations.

(b) Includes cash advance activities at the Company’s pawn lending locations.
(c) Amounts recorded in the Company’s consolidated financial statements.

(d) Cash advances written by third-party lenders that were arranged by the Company on behalf of the third-party lenders, all at the Company’s pawn locations, cash advance locations and through the internet distribution channel.

(e) Includes cash advance activities at the Company’s cash advance storefront locations and through the Company’s internet distribution channel.

(f) Includes (i) cash advances written by the Company, and (ii) cash advances written by third-party lenders that were arranged by the Company on behalf of the third-party lenders, all at the Company’s pawn and cash advance locations and through the Company’s internet distribution channel.

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES CONSOLIDATED CASH ADVANCES OUTSTANDING AND RELATED ALLOWANCE FOR LOSSES (in thousands)

	September 30,
	2008	2007
Funded by the Company (a)
Active cash advances and fees receivable	$73,097	$69,005
Cash advances and fees in collection	25,857	28,817
Total funded by the Company (a)	98,954	97,822

Funded by third-party lenders (b) (c)
Active cash advances and fees receivable	31,072	31,069
Cash advances and fees in collection	13,325	15,888
Total funded by third-party lenders (b) (c)	44,397	46,957
Combined gross portfolio (b) (d)	143,351	144,779
Less: Elimination of cash advances owned by third-party lenders	31,016	31,069
Company-owned cash advances and fees receivable, gross	112,335	113,710
Less: Allowance for losses	25,301	30,925
Cash advances and fees receivable, net	$87,034	$82,785

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Allowance for company-owned cash advances

Balance at beginning of period	$27,401	$32,173	$25,676	$19,513
Cash advance loss provision	41,302	43,604	102,688	118,011
Charge-offs	(47,762)	(48,283)	(123,443)	(117,133)
Recoveries	4,360	3,431	20,380	10,534
Balance at end of period	$25,301	$30,925	$25,301	$30,925

Accrual for third-party lender-owned cash advances

Balance at beginning of period	$2,309	$1,824	$1,828	$1,155
(Decrease) Increase in loss provision	(352)	8	129	677
Balance at end of period	$1,957	$1,832	$1,957	$1,832

Combined statistics (d)
Combined cash advance loss provision	$40,950	$43,612	$102,817	$118,688
Combined cash advance loss provision as a % of combined cash advances written (b)	7.6%	8.1%	6.6%	8.0%
Charge-offs (net of recoveries) as a % of combined cash advances written (b)	8.1%	8.3%	6.6%	7.2%
Combined allowance for losses and accrued third-party lender losses as a % of combined gross portfolio (b)	19.0%	22.6%	19.0%	22.6%

(a) Cash advances written by the Company for its own account in pawn locations, cash advance locations, and through the internet distribution channel.

(b) Non-GAAP presentation. For informational purposes and to provide a greater understanding of the Company’s businesses. Management believes that information provided with this level of detail is meaningful and useful in understanding the activities and business metrics of the Company’s operations.

(c) Cash advances written by third-party lenders that were arranged by the Company on behalf of the third-party lenders, all at the Company’s pawn locations, cash advance locations and through the internet distribution channel.

(d) Includes (i) cash advances written by the Company, and (ii) cash advances written by third-party lenders that were arranged by the Company on behalf of the third-party lenders, all at the Company’s pawn and cash advance locations and through the Company’s internet distribution channel.

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES INCOME FROM OPERATIONS BY OPERATING SEGMENT THREE MONTHS ENDED SEPTEMBER 30, 2008 AND 2007 (in thousands)

	Pawn Lending	Cash Advance (1)	Check Cashing	Consolidated

Three months ended September 30, 2008:

Revenue
Finance and service charges	$46,977	$-	$-	$46,977
Proceeds from disposition of merchandise	105,517	-	-	105,517
Cash advance fees	8,584	87,717	-	96,301
Check cashing fees, royalties and other	967	1,610	778	3,355

Total revenue	162,045	89,327	778	252,150

Cost of revenue – disposed merchandise	68,033	-	-	68,033

Net revenue	94,012	89,327	778	184,117

Expenses
Operations	52,344	29,065	305	81,714
Cash advance loss provision	2,725	38,225	-	40,950
Administration	6,183	9,505	276	15,964
Depreciation and amortization	5,995	3,246	57	9,298

Total expenses	67,247	80,041	638	147,926

Income from operations	$26,765	$9,286	$140	$36,191

As of September 30, 2008:

Total assets	$625,192	$448,057	$7,027	$1,080,276
Goodwill	$143,998	$271,532	$5,310	$420,840

Three months ended September 30, 2007:

Revenue
Finance and service charges	$41,386	$-	$-	$41,386
Proceeds from disposition of merchandise	91,366	-	-	91,366
Cash advance fees	11,301	84,116	-	95,417
Check cashing fees, royalties and other	698	1,826	819	3,343

Total revenue	144,751	85,942	819	231,512

Cost of revenue – disposed merchandise	57,693	-	-	57,693

Net revenue	87,058	85,942	819	173,819

Expenses
Operations	48,230	27,461	279	75,970
Cash advance loss provision	4,973	38,639	-	43,612
Administration	8,312	6,632	231	15,175
Depreciation and amortization	5,272	2,901	92	8,265

Total expenses	66,787	75,633	602	143,022

Income from operations	$20,271	$10,309	$217	$30,797

As of September 30, 2007:

Total assets	$582,072	$277,986	$6,897	$866,955
Goodwill	$143,665	$134,579	$5,310	$283,554

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES INCOME FROM OPERATIONS BY OPERATING SEGMENT NINE MONTHS ENDED SEPTEMBER 30, 2008 AND 2007 (in thousands)

	Pawn Lending	Cash Advance (1)	Check Cashing	Consolidated

Nine months ended September 30, 2008:

Revenue
Finance and service charges	$133,788	$-	$-	$133,788
Proceeds from disposition of merchandise	330,189	-	-	330,189
Cash advance fees	26,514	248,096	-	274,610
Check cashing fees, royalties and other	2,969	6,871	2,636	12,476

Total revenue	493,460	254,967	2,636	751,063

Cost of revenue – disposed merchandise	206,290	-	-	206,290

Net revenue	287,170	254,967	2,636	544,773

Expenses
Operations	157,575	83,219	997	241,791
Cash advance loss provision	7,667	95,150	-	102,817
Administration	28,914	25,914	824	55,652
Depreciation and amortization	17,525	10,249	182	27,956

Total expenses	211,681	214,532	2,003	428,216

Income from operations	$75,489	$40,435	$633	$116,557

Nine months ended September 30, 2007:

Revenue
Finance and service charges	$117,011	$-	$-	$117,011
Proceeds from disposition of merchandise	277,342	-	-	277,342
Cash advance fees	31,411	229,469	-	260,880
Check cashing fees, royalties and other	2,438	7,777	2,817	13,032

Total revenue	428,202	237,246	2,817	668,265

Cost of revenue – disposed merchandise	172,402	-	-	172,402

Net revenue	255,800	237,246	2,817	495,863

Expenses
Operations	143,706	80,074	944	224,724
Cash advance loss provision	11,542	107,146	-	118,688
Administration	22,842	17,326	756	40,924
Depreciation and amortization	15,406	7,998	294	23,698

Total expenses	193,496	212,544	1,994	408,034

Income from operations	$62,304	$24,702	$823	$87,829

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES INCOME FROM OPERATIONS BY OPERATING SEGMENT THREE MONTHS ENDED SEPTEMBER 30, 2008 AND 2007 (in thousands)

(1) The Cash Advance segment is comprised of two distribution channels for the same product, a multi-unit, "storefront" platform and an on-line, internet based lending platform, including PBSI, which was acquired in July 2008. The following table summarizes the results from each channel’s contributions to the Cash Advance segment as of September 30, 2008 and 2007:

	Storefront	Internet Lending	Total Cash Advance

Three months ended September 30, 2008:

Revenue
Cash advance fees	$26,859	$60,858	$87,717
Check cashing fees, royalties and other	1,553	57	1,610

Total revenue	28,412	60,915	89,327

Expenses
Operations	17,763	11,302	29,065
Cash advance loss provision	6,411	31,814	38,225
Administration	2,651	6,854	9,505
Depreciation and amortization	1,883	1,363	3,246

Total expenses	28,708	51,333	80,041

Income from operations	$(296)	$9,582	$9,286

Three months ended September 30, 2007:

Revenue
Cash advance fees	$34,249	$49,867	$84,116
Check cashing fees, royalties and other	1,826	-	1,826

Total revenue	36,075	49,867	85,942

Expenses
Operations	17,194	10,267	27,461
Cash advance loss provision	11,585	27,054	38,639
Administration	2,780	3,852	6,632
Depreciation and amortization	2,072	829	2,901

Total expenses	33,631	42,002	75,633

Income from operations	$2,444	$7,865	$10,309

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES INCOME FROM OPERATIONS BY OPERATING SEGMENT NINE MONTHS ENDED SEPTEMBER 30, 2008 AND 2007 (in thousands)

Nine months ended September 30, 2008:	Storefront	Internet Lending	Total Cash Advance

Revenue
Cash advance fees	$82,979	$165,117	$248,096
Check cashing fees, royalties and other	6,810	61	6,871

Total revenue	89,789	165,178	254,967

Expenses
Operations	51,637	31,582	83,219
Cash advance loss provision	17,421	77,729	95,150
Administration	7,992	17,922	25,914
Depreciation and amortization	6,688	3,561	10,249

Total expenses	83,738	130,794	214,532

Income from operations	$6,051	$34,384	$40,435

Nine months ended September 30, 2007:

Revenue
Cash advance fees	$95,240	$134,229	$229,469
Check cashing fees, royalties and other	7,772	5	7,777

Total revenue	103,012	134,234	237,246

Expenses
Operations	50,539	29,535	80,074
Cash advance loss provision	28,716	78,430	107,146
Administration	7,935	9,391	17,326
Depreciation and amortization	5,924	2,074	7,998

Total expenses	93,114	119,430	212,544

Income from operations	$9,898	$14,804	$24,702

CONTACT:
Cash America International, Inc.
Thomas A. Bessant, Jr., 817-335-1100